 As filed with the Securities and Exchange Commission on December 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

(Exact name of registrant as specified in its charter)

British Virgin Islands	7841	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

Unit 1214, ONE BKC, G Block

Bandra Kurla Complex

Bandra East

Mumbai, India 400 051

Tel: +91-7777044778

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CCS Global Solutions, Inc.

530 Seventh Avenue, Suite 508

New York, NY 10018

Tel: +1-315-9304588

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas J. Poletti, Esq.

Veronica Lah, Esq.

Manatt, Phelps & Phillips LLP

695 Town Center Drive, 14th Floor

Costa Mesa, CA 92626

(714) 371-2500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a prospectus covering the offer, issuance, and sale by Lytus Technologies Holdings PTV. Ltd. (collectively referred to as the “Company,” “we,” “us,” and “our”) of up to a maximum aggregate offering price of $75,000,000 of our common shares, preferred shares, debt securities, warrants, rights, and units; and

●	a prospectus relating to the offer and sale by Mast Hill Fund, L.P. (“Mast Hill”) or and FirstFire Global Opportunities Fund, LLC (“FirstFire”, and together with Mast Hill, the “Selling Shareholders”) from time to time of up to an aggregate 1,429,480 of our shares of common stock, par value $0.01 (“Common Shares”) pursuant a securities purchase agreement among between Mast Hill , FirstFire and us.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 26, 2024

PRELIMINARY PROSPECTUS

$75,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

From time to time, we may offer to sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices, and on terms to be determined at the time of any such offering. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $75,000,000.

This prospectus provides a general description of the securities that we may offer. Each time any securities are offered pursuant to this prospectus, we will provide specific information about the offered securities in one or more supplements to this prospectus.

Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

Our common shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”), under the symbol “LYT”. Any prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

The Company is incorporated in the British Virgin Islands (“BVI”) and conducts a majority of its operations through its wholly-owned subsidiary, Lytus Technologies Private Limited, outside the United States. The majority of the Company’s assets are located outside the United States. A majority of the Company’s officers reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s officers.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 3 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our securities.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered pursuant to the registration statement of which this prospectus forms a part. Each time we sell securities pursuant to the registration statement of which this prospectus forms a part, a prospectus supplement will be provided that contains specific information about the terms of that offering and the securities being sold in that offering. The prospectus supplement may also add to, update or change the information contained in or incorporated by reference in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should only rely on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information” and “Information We Incorporate by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

References in this prospectus to the terms “we,” “us,” “our,” “the Company,” or other similar terms refer to Lytus Technologies Holdings PTV. Ltd., BVI company, together with its consolidated subsidiaries. “Lytus India” refers to Lytus Technologies Private Limited, our wholly-owned subsidiary in India.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, relating to this offering of securities. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement of which this prospectus forms a part. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish to the SEC, under cover of Reports of Foreign Private Issuer on Form 6-K, material information required to be made public by us or filed by us with and made public by any stock exchange or distributed by us to our shareholders. Such reports and other information filed with the SEC are available to the public over the internet at the SEC’s website at http://www.sec.gov. We also maintain an Internet website at www.lytuscorp.com. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 20-F for the fiscal year ended March 31, 2024, filed with the SEC on August 15, 2024 (the “Annual Report”);

●	our Current Reports on Form 6-K furnished by us to the SEC on February 15, 2024, April 11, 2024 and June 14, 2024; and

●	the description of our Common Shares contained in our Registration Statement on Form 8-A filed with the SEC on June 13, 2022, as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the year ended March 31, 2024, filed with the SEC on August 15, 2024, as further amended and supplemented by the description of our Securities contained in this prospectus under “Description of Capital Stock,” including any subsequent amendment or any report filed for the purpose of updating such description.

We will also incorporate by reference all subsequent Annual Reports on Form 20-F that we file with the SEC. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and the materials furnished on an earlier Form 6-K and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports. In all cases, you should rely on the later information over different information in this prospectus or any accompanying prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein. You should direct any requests for documents to:

Lytus Technologies Holdings PTV. Ltd.

Corporate Secretary

Unit 1214, ONE BKC, G Block, Bandra Kurla Complex, Bandra East

Mumbai, India 400 051

+91-7777044778

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents to which the Company refers you to in this prospectus, as well as oral statements made or to be made by the Company, include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the Private Securities Litigation Reform Act of 1995 and other federal securities laws, which are referred to as the safe harbor provisions, with respect to the businesses, strategies and plans of the Company and its expectations relating to its future financial condition and performance. Statements included in this prospectus that are not historical facts are forward-looking statements, including statements about the beliefs and expectations of the management of the Company. Words such as “believe,” “continue,” “could,” “expect,” “plan,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “potential,” “predict”, “should,” “may,” “might,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements that are intended to be covered by the safe harbor provisions.

Any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described under the heading “Risk Factors” in our most recent Annual Report on Form 20-F, and discussed elsewhere in this prospectus, each prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

All subsequent written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as may be required by law.

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ABOUT LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks discussed under “Risk Factors” beginning on page 3 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

The Company

We are a platform services company offering services primarily in India. Our business model consists primarily of (a) the current distribution of linear content streaming/telecasting services and (b) the development of technology products, namely, telemedicine and fintech. The Lytus platform provides our customers with a one-stop site with the access to all of the services provided by us.

We are focused on consolidating our subscriber base for future technology services, such as telemedicine and healthcare services, while continuing to develop our technology platform for a better service experience. Presently, we provide streaming and internet services through our platform. We are simultaneously working to strengthen its platform services, including advancing its platform with the state-of-art technology.

Streaming and Telecast

Lytus India provides technology enabled customer services, which includes streaming and content services. The present software is being further upgraded to support the unified and integrated platform through which it shall provide multi-dimensional services such as MedTech IOT (IOT refers to the Internet of Things).

In India the regulation does not differentiate between telecasting and streaming as long as the streaming is done in IPTV format. Lytus plans to offer additional value added services such as MedTech IOT, by upgrading the existing cable networks for Sri Sai Cable Network. The upgrade primarily consists of deploying Fiber to the Home (“FTTH”), Gigabit Passive Optical Networks (“GPON”) and changing the existing STB/CPE. On July 24, 2023, the Company announced its commencement of IPTV and broadband business and Fintech business.

Remote Healthcare

In India, Lytus’ telemedicine business, through Lytus India, has commenced repurposing its existing local cable operator network infrastructure to set up local health centers and diagnostic centers (“LHCs”). We expect that typical services provided at LHCs will include ECGs, blood and urine testing.

With respect to remote healthcare, our initial plan is to focus on the sale and distribution of remote patient monitoring devices pre-installed with proprietary monitoring and reporting software developed by our Lytus Health division. We expect that these devices, sourced from various HIPAA and FDA compliant vendors, would be installed at the homes of the patients of participating physicians practices. Lytus Health currently has not developed any proprietary software that is deployed with patients in the United States.

We also expect Lytus Health’s business to focus on artificial intelligence, machine learning, and other capabilities that we believe are required to efficiently run a telemedicine business.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company Status

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings,

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act,

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements, and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”). However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer Status

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4I under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As an exempted British Virgin Islands company to be listed on the NASDAQ Capital Market, we are subject to the NASDAQ Stock Market corporate governance listing standards. However, the NASDAQ Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the NASDAQ Stock Market corporate governance listing standards. For instance, we are not required to:

●	have a majority of the board to be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions for non-management directors;

●	obtain shareholder approval prior to the issuance of 20% or more of our common shares as a price that is less than the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)); and

●	have annual meetings and director elections.

Corporate Information

Our principal executive offices are located at Unit 1214, ONE BKC, G Block, Bandra Kurla Complex, Bandra East Mumbai, India 400 051, and our telephone number is +91-7777044778, where we conduct investment relations and to where we are shifting our headquarters and treasury operations. Our website address is www.lytuscorp.com. The information on or accessed through our website is not incorporated in this prospectus. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Lytus Technologies Holdings PTV. Ltd.

We have modified our earlier arrangement and have reorganized the business by only acquiring the Sri Sai business, whereas our initial arrangement was to acquire the 1.8 million subscriber base of Reachnet Cable Service Pvt. Ltd. and its revenue generating contracts. Under the modified arrangement, we own a controlling stake in Sri Sai’s business, and control the infrastructure hub that supports services. A more detailed discussion can be found in our financial statements included in our most recent Annual Report on Form 20-F filed with the SEC on August 15, 2024.

RISK FACTORS

Investing in any of our securities involves significant risks. Before making an investment decision, in addition to the other information contained in or incorporated by reference in this prospectus and any prospectus supplement, you should carefully consider the specific risks set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F filed with the SEC, as such risk factors may be amended, supplemented, or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 20-F, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find Additional Information” and “Information We Incorporate by Reference.” If any of these risks actually occurs, our business, results of operations, and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results, and financial condition and the value of an investment in our securities. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital, and certain provisions of our Memorandum and Articles of Association; copies of which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

We were incorporated as a BVI business company under the BVI Business Companies Act, 2004 as amended, in the BVI on March 16, 2020, under the name “Lytus Technologies Holdings PTV. Ltd.” We were originally authorized to issue up to 50,000 common shares of $1.00 par value each and on March 17, 2020, the Board of Directors passed the resolution to change the originally authorized shares from 50,000 common shares to 30,000 common shares, of $0.10 par value each. Effective May 15, 2020, we amended our Memorandum and Articles of Association to increase the number of our authorized shares to 230,000,000, with a par value of $0.01 per share.

Common Shares

General

All of our issued common shares are fully paid and non-assessable. Certificates evidencing the common shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their common shares.

At the completion of this offering, there will be 25,074,586 common shares issued and outstanding, assuming the conversion and exercise, as applicable, of all securities offered hereby, at the lowest price at which they may be converted or exercised, as applicable.

Distributions

The holders of our common shares are entitled to such dividends as may be declared by our Board of Directors subject to the BVI Act.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each common share that such shareholder holds.

Election of Directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of the BVI, however, do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the BVI, and we have made no provisions in our Memorandum and Articles of Association to allow cumulative voting for elections of directors.

Meetings

We must provide written notice of all meetings of shareholders, stating the time and place at least 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our Board of Directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting common shares. In addition, our Board of Directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the common shares entitled to vote on the matters to be considered at the meeting have waived notice of the meeting, and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the issued common shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the common shares or each class of securities entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our Board of Directors shall be the chair presiding at any meeting of the shareholders. If the chair of our Board is not present, then the shareholders present shall choose to chair the meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Articles of Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of Minority Shareholders

The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act or the company’s Memorandum and Articles of Association. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of new common shares under either BVI law or our Memorandum and Articles of Association.

Transfer of Common Shares

Subject to the restrictions in our Memorandum and Articles of Association and applicable securities laws, any of our shareholders may transfer all or any of his or her common shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our Board of Directors may resolve by resolution to refuse or delay the registration of the transfer of any common share. If our Board of Directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of a common share unless: (a) the person transferring the common shares has failed to pay any amount due in respect of any of those common shares; or (b) such refusal or delay is deemed necessary or advisable in our view or that of our legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable, corporate, securities and other laws and regulations.

Liquidation

As permitted by BVI law and our Memorandum and Articles of Association, the company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders.

Calls On Common Shares and Forfeiture of Common Shares

Our Board of Directors may, on the terms established at the time of the issuance of such common shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their common shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The common shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued common shares have been fully paid in accordance with the terms of its issuance and subscription, the Board of Directors shall not have the right to make calls on such fully paid common shares and such fully paid common shares shall not be subject to forfeiture.

Redemption of Common Shares

Subject to the provisions of the BVI Act, we may issue common shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Modifications of Rights

If at any time, the company is authorized to issue more than one class of common shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than 50 percent of the shares of the class to be affected.

Changes In The Number Of Common Shares We Are Authorized To Issue And Those In Issue

We may from time to time by a resolution of shareholders or resolution of our Board of Directors:

●	amend our Memorandum and Articles of Association to increase or decrease the maximum number of common shares we are authorized to issue,

●	subject to our Memorandum and Articles of Association, subdivide our authorized and issued common shares into a larger number of common shares then our existing number of common shares, and

●	subject to our Memorandum and Articles of Association, consolidate our authorized and issued shares into a smaller number of common shares.

Inspection of Books and Records

Under BVI Law, holders of our common shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See sections of this prospectus entitled “Where You Can Find More Information.”

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our common shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of Additional Common Shares

Our Memorandum and Articles of Association authorizes our Board of Directors to issue additional common shares from authorized but unissued common shares, to the extent available, from time to time as our Board of Directors shall determine.

Preferred Shares

Pursuant to our Memorandum and Articles of Association, as amended, our board of directors has the authority, without shareholder approval, to issue and designate any unissued shares into a class of shares (such as the preferred shares) in one or more series out of our authorized share capital. Our board of directors may establish the number of shares to be included in each such series and may set the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications of the shares of a series of preferred shares. Accordingly, our board of directors is empowered, without shareholder approval, to designate and issue preferred shares with dividend, liquidation, conversion, redemption voting or other rights which could adversely affect the voting power or other rights of the holders of common shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of the Company. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

As of the date of this prospectus, there are no outstanding preferred shares of any series. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

Differences in Corporate Law of the BVI and the United States

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Part IX 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares, pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days following the date of shareholders’ approval. These shareholders then have 20 days from the date of the notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without considering any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below.

Prejudiced Members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his common shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Derivative Actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.

Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions In Our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. However, under BVI law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under BVI law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, considering without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our Memorandum and Articles of Association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder Action By Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board of Directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. BVI law and our Memorandum and Articles of Association allow our shareholders holding not less than 30% of the votes of the outstanding voting common shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the Board of Directors and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board of Directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. The BVI law does not expressly permit cumulative voting for directors, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors can be removed from office, with or without cause, by a resolution of shareholders called for the purpose of removing the director or for purposes including the removal of the director or by written resolution passed by at least 50 % of the votes of the shareholders of the company. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the Board of Directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s Board of Directors. BVI law has no comparable statute and our Memorandum and Articles of Association do not expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the Board of Directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the Board of Directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by BVI law, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

Exchange Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol “LYT”.

Stock Transfer Agent

VStock Transfer, LLC is our company’s stock transfer agent. Its address is 18 Lafayette Place, Woodmere, New York 11598 and phone number is +1 212-828-8436 or +1 855-9VSTOCK (Toll-Free).

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee to be named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, we use the term “indenture” to refer to both the senior indenture and the subordinated indenture, as well as to refer to any supplemental indentures that specify the terms of a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summary of material provisions of the senior debt securities, the subordinated debt securities, and the indenture is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series and the terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to that series (including any pricing supplement or term sheet), including the following terms, if applicable:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of that series of debt securities;

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of those guarantees;

●	the ranking (including the terms of the subordination of any series of subordinated debt securities);

●	the date or dates on which the principal of the securities of the series is payable;

●	the interest rate or rates (which may be fixed or variable), if any, and the method for calculating such interest rate or rates;

●	the identity of the trustee;

●	the dates from which interest will accrue, the interest payment dates, and the record dates for the interest payments;

●	the place or places where the principal of, and any premium or interest on, the debt securities shall be payable, where the securities of that series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	any mandatory or optional redemption terms, including any conditions precedent to such optional redemption;

●	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the securities of the series must be redeemed or may be redeemed, in whole or in part, at our option;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to that obligation;

●	any dates, if any, on which, and the price or prices at which, we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of any such repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

●	if the debt securities are denominated in other than U.S. dollars, the currency or currencies (including composite currencies) in which the debt securities are denominated, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of the principal of, and any premium or interest on, the debt securities of the series will be made;

●	if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to those payments will be determined;

●	the manner in which the amounts of payment of principal of, and any premium or interest on, the debt securities will be determined, including if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions, if any, relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the definitions, covenants, and successors described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents appointed with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price, and provisions affecting conversion or exchange if that series of debt securities is redeemed; and

●	any other terms of the series of debt securities that may supplement, modify, or delete any provision of the indenture (including any definitions therein) as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

In addition, we will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, or any premium or interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms, and other information with respect to that issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of and any premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for that global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event; (ii) we determine, in our sole discretion, not to have those securities represented by one or more global securities; or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Consolidation, Merger, and Sale of Assets

The indenture generally provides that we may not consolidate with or merge with or into, sell, convey, transfer, or dispose of all or substantially all of our assets to another entity, whether in one transaction or a series of related transactions, unless: (a)(i) the Company is the surviving corporation or (ii) the successor person (if other than the Company) (A) is a corporation, limited liability corporation, partnership, or trust organized under the laws of the United States, any state thereof, or the District of Columbia, and (B) expressly assumes by a supplemental indenture all of our obligations under the debt securities and the indenture, and (b) immediately after giving effect to the transaction no default or Event of Default (as defined below) and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (c) we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, or transfer and such supplemental indenture comply with the indenture.

Notwithstanding the above, (i) any subsidiary of the Company may consolidate with, merge into, or transfer all or part of its properties to us and (ii) the Company may merge with or into an affiliate of the Company incorporated or formed solely for the purpose of reincorporating or reorganizing the Company in another state of the United States or the District of Columbia or changing the legal domicile of the Company or for the sole purpose of forming or collapsing a holding company structure or changing the form of legal entity. Neither an officer’s certificate nor an opinion of counsel shall be required to be delivered in connection therewith.

Events of Default

“Event of Default” means, with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of, or any premium on, any debt security of that series at its maturity;

●	default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice thereof;

●	the occurrence of specified events of bankruptcy, insolvency, or reorganization; and

●	any other event of default provided with respect to a series of debt securities that is described in the applicable supplemental indenture or prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an Event of Default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of those discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability, or expense, which might be incurred by it in performing that duty or exercising that right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series;

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of that Event of Default in its own name as trustee under the indenture;

●	such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses, and liabilities, which might be incurred by the trustee in compliance with the request;

●	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request, and offer of indemnity; and

●	no direction inconsistent with the written request has been given to the trustee during that 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date, subject to the satisfaction of any conditions to such redemption) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer, or principal accounting officer. If a default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

●	to add guarantees with respect to debt securities of a series or secure debt securities of a series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or Events of Default for the benefit of the holders of any series of debt securities;

●	to comply with the applicable rules or procedures of any applicable depositary;

●	to cure any ambiguity, defect, or inconsistency;

●	to comply with the provisions of the indenture concerning consolidations, mergers, and transfers of all or substantially all of our assets;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to make any change that does not materially adversely affect the rights of any holder of that series of debt securities;

●	to evidence and provide for the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate administration by more than one trustee;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

●	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not be effective with respect to any outstanding debt securities of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

●	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security or that series;

●	reduce the principal of, or change the fixed maturity of, any debt security of that series or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to that series of debt securities;

●	reduce the principal amount of discount securities of that series payable upon acceleration of maturity;

●	waive a default or Event of Default in the payment of the principal of, or interest, if any, on any debt security of that series (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of, or any interest on, any debt security of that series payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, (i) the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment and (ii) waivers or amendments; or

●	waive a redemption payment with respect to any debt security of that series, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to that series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect with respect to a series of debt securities when either:

●	we have delivered to the trustee for cancellation all outstanding debt securities of that series, other than any debt securities that have been destroyed, lost, or stolen and that have been replaced or paid as provided in the indenture;

●	all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited with the trustee as trust funds the entire amount, in cash in U.S. dollars or U.S. governmental obligations, sufficient to pay at maturity or upon redemption all debt securities of that series, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; or

●	we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the debt securities of that series.

In each case, we will also pay all other sums payable by us under the indenture with respect to the debt securities of that series and deliver to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the debt securities of that series have been complied with.

Defeasance

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance, and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions, which we refer to as covenant defeasance, then:

●	we may be released from our obligations with respect to certain covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement and supplemental indenture; and

●	any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series.

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred; and

●	delivering to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to defeasance with respect to the debt securities of that series have been complied with.

Governing Law

The indenture and any debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of law provisions other than Section 5-1401 of the New York General Obligations Law).

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common shares, our preferred shares (if issued and designated), or debt securities. We may issue warrants independently of or together with our common shares, our preferred shares, debt securities, or other securities offered by any prospectus supplement. Warrants sold with other securities may be attached to or separate from our common shares, our preferred shares (if designated and issued), debt securities, or other securities. We may issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, which we will name in the prospectus supplement relating to the particular issue of offered warrants. If we appoint a warrant agent, such warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants to be offered;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

●	the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;

●	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

●	if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	if applicable, a discussion of any material federal income tax considerations; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered, and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF RIGHTS

We may issue rights for the purchase of our common shares, our preferred shares (if designated and issued), or debt securities. Each series of rights will be issued under a separate rights agreement to be entered into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will describe the specific terms of those rights. These terms may include some or all of the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the title and aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

●	the aggregate number of rights being issued;

●	the date, if any, on and after which the rights may be transferable separately;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the number of rights outstanding, if any;

●	if applicable, a discussion of any material federal income tax considerations; and

●	any other terms of the rights, including the terms, procedures, and limitations relating to the distribution, exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of rights agreement, which will describe the terms of the series of rights being offered, and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common shares. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The prospectus supplement relating to any particular issuance of units we offer will describe the terms of those units. These terms may include some or all of the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete. Such description will be qualified in its entirety by reference to the applicable form of unit agreement, including a form of unit certificate, which will describe the terms of the series of units being offered, and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION

We may offer and sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

●	directly to one or more investors, including through a specific bidding, auction, or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public; or

●	through a combination of any of these methods or any other method permitted pursuant to applicable law.

In addition, the manner in which we may offer and sell some or all of the securities described in this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

●	privately negotiated transactions.

A prospectus supplement with respect to each offering of securities will set forth the terms of the offering and the method of distribution of the securities and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers, or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the purchase price of the securities being offered and the net proceeds to be received by us from the sale;

●	any public offering price;

●	any over-allotment options under which the underwriters may purchase additional securities from us;

●	any delayed delivery arrangements;

●	any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or markets on which the securities offered in the prospectus supplement may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	at prices related to the prevailing market prices; or

●	at negotiated prices.

In connection with the sale of the securities, underwriters, dealers, or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers, and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Any securities we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain, or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers, or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

TAXATION

The material BVI and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CCS Global Solutions, Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Pandya Juris LLP, our counsel as to India law, that the United States and the India do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in India, but will have to follow the procedure under the Civil Procedure Code of India.

We have been advised by McW Todman & Co., our counsel as to BVI law, that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in the BVI.

LEGAL MATTERS

Certain legal matters with respect to British Virgin Islands law in connection with this offering are being passed upon for us by McW Todman & Co. Certain matters of U.S. federal and New York law are being passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California and New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of March 31, 2024, and for the fiscal year ended March 31, 2024, from our Annual Report on Form 20-F for the year ended March 31, 2024, have been so included in reliance on the report of Pipara & Co LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. We have not engaged our independent registered public accounting firm Pipara & Co LLP to perform any procedures on any unaudited condensed consolidated financial statement as given in this document.

 LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

$75,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

PROSPECTUS

           , 2024

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SUBJECT TO COMPLETION, DATED DECEMBER 26, 2024

PRELIMINARY PROSPECTUS

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

1,429,480 Common Shares

This prospectus relates to the offer and sale by Mast Hill Fund, L.P. (“Mast Hill”) and FirstFire Global Opportunities Fund, LLC (“FirstFire”, and together with Mast Hill, the “Selling Shareholders”) from time to time of up to an aggregate 1,429,480 of our shares of common stock, par value $0.01 (“Common Shares”) pursuant to the securities purchase agreements entered by us with the Selling Shareholders on June 3, 2024, July 8, 2024, and December 23, 2024 (together, the “Purchase Agreement”) under which we agreed to issue and sell certain senior secured promissory notes, common share purchase warrants and common shares to the Selling Shareholders in multiple tranches. The Common Shares registered hereby are under the third tranche and are consisted of (i) 1,177,778 Common Shares issuable upon conversion of certain senior secured promissory notes (the “Notes”), (ii) 237,416 Common Shares issuable upon exercise of certain warrants to purchase common shares (the “Warrants”), and (iii) 14,286 Common Shares (the “Commitment Shares”) issued in the third tranche. See the section titled “Description of Private Placement Transaction” for a description of the Purchase Agreement and the section titled “Selling Shareholders” for additional information regarding Mast Hill and FirstFire.

The above numbers assume full conversion of the Notes at the floor price of $1.00, full exercise of the Warrants at the exercise price of $3.51. There is no guarantee that (i) the Notes will be converted into Common Shares, or (ii) that the Warrants will be exercised for Common Shares.

The Notes had an initial conversion price of $3.25 per Common Share, and the Warrants had an initial exercise price of $3.51 per common share. The conversion price of the Notes and the exercise price of the Warrants are subject to adjustment (see the section titled “Description of Private Placement Transaction”). Beginning the earlier of (i) 90 days after effectiveness of this registration statement, (ii) November 23, 2024 or (iii) the first date the Company permits an alternate conversion, the holders of the Notes have the option to convert up to all accrued interest under the Notes and up to 20% of the original principal amount of the Notes per calendar month at a price equal to the market price (the “Note Alternate Conversion Price”). The market price is 90% of the lowest volume weighted average price (“VWAP”) of our common shares during the five (5) trading days prior to the date of such conversion, but in no event less than the conversion floor price of $1.00. As of December 26, 2024, using the lowest price at which such securities may be converted on that date, the Notes and the Warrants have conversion or exercise prices of $3.25 and $3.51, respectively. In light of the fact that the Note Alternate Conversion Price can be 90% of the market price of our VWAP, the Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies.

The Selling Shareholders may offer our common shares from time to time in a number of different methods and at varying prices. For more information on possible methods of offer and sale by the Selling Shareholders, please see the section entitled “Plan of Distribution” beginning on page 10 of this prospectus. Our shareholders may experience significant dilution as a result of our issuance of Common Shares pursuant to the Notes and Warrants (see “Risk Factors” for more information). We will not receive any proceeds from the sale of common shares by the Selling Shareholders of the Common Shares, although we will receive the exercise price of any Warrants not exercised by the Selling Shareholders on a cashless exercise basis. Any proceeds received by us from the exercise of the Warrants will be used for general corporate purposes. See section titled “Use of Proceeds” for more information. We will bear all fees and expenses incident to our obligation to register the offer and sale of the Common Shares hereby.

Our common shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”), under the symbol “LYT”. On December 24, 2024, the closing sale price of our Common Shares as reported by Nasdaq was $0.99.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being an Emerging Growth Company and a Foreign Private Issuer”.

You should rely only on the information contained herein or incorporated by reference in this prospectus. Neither we nor any selling shareholder have authorized any other person to provide you with different information.

The Company is incorporated in the British Virgin Islands (“BVI”) and conducts a majority of its operations through its wholly-owned subsidiary, Lytus Technologies Private Limited, outside the United States. The majority of the Company’s assets are located outside the United States. A majority of the Company’s officers reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s officers.

Our business and an investment in our common shares involve significant risks. These risks are described under the section entitled “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on FORM F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the Selling Shareholders may, from time to time offer and sell, up to an aggregate 1,429,480 of our Common Shares pursuant to the Purchase Agreement under which we agreed to issue and sell certain senior secured promissory notes, common share purchase warrants and common shares to the Selling Shareholders as the third tranche under the Purchase Agreement.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. This prospectus, together with the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. Before purchasing our common shares, you should carefully read this prospectus, together with the additional information described under the heading “Where You Can Find Additional Information” and “Information of Documents by Reference.”

We and the Selling Shareholders have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. We and the Selling Shareholders take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

References in this prospectus to the terms “we,” “us,” “our,” “the Company,” or other similar terms refer to Lytus Technologies Holdings PTV. Ltd., BVI company, together with its consolidated subsidiaries. “Lytus India” refers to Lytus Technologies Private Limited, our wholly-owned subsidiary in India.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the timing of the development of future services;

●	projections of revenue, earnings, capital structure and other financial items;

●	the development of future company-owned call centers;

●	the capabilities of our business operations;

●	our expected future economic performance;

●	competition in our market;

●	assumptions underlying statements regarding us or our business;

●	our strategy to finance our operations;

●	future marketing efforts, advertising campaigns, and promotional efforts;

●	future growth and market share projections, including projections regarding developments in technology and the effect of growth on our management and other resources;

●	our future expansion plans;

●	our future acquisition strategy, including plans to acquire or make investments in complementary businesses, technologies, services or products, or enter into strategic partnerships with parties who can provide access to those assets;

●	the future impact of our acquisitions;

●	our strategy and intentions regarding new product branding;

●	the future competitive landscape and the effects of different pricing strategies;

●	the effect of future tax laws on our business;

●	any legal proceeding, hearing, or dispute;

●	market conditions and global and economic factors beyond our control, including general economic conditions, unemployment and our liquidity, operations and personnel;

●	volatility of our stock price and potential share dilution;

●	future exchange and interest rates; and

●	other factors contained in, or incorporated into, this prospectus, including our Annual Report on Form 20-F for the year ended March 31, 2024, and any related free writing prospectus, under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the SEC. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common shares, see the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” the risk factors set forth in our most recent annual filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein, before purchasing our securities.

The Company

We are a platform services company offering services primarily in India. Our business model consists primarily of (a) the current distribution of linear content streaming/telecasting services and (b) the development of technology products, namely, telemedicine and fintech. The Lytus platform provides our customers with a one-stop site with the access to all of the services provided by us.

We are focused on consolidating our subscriber base for future technology services, such as telemedicine and healthcare services, while continuing to develop our technology platform for a better service experience. Presently, we provide streaming and internet services through our platform. We are simultaneously working to strengthen its platform services, including advancing its platform with the state-of-art technology.

Streaming and Telecast

Lytus India provides technology enabled customer services, which includes streaming and content services. The present software is being further upgraded to support the unified and integrated platform through which it shall provide multi-dimensional services such as MedTech IOT (IOT refers to the Internet of Things).

In India the regulation does not differentiate between telecasting and streaming as long as the streaming is done in IPTV format. Lytus plans to offer additional value added services such as MedTech IOT, by upgrading the existing cable networks for Sri Sai Cable Network. The upgrade primarily consists of deploying Fiber to the Home (“FTTH”), Gigabit Passive Optical Networks (“GPON”) and changing the existing STB/CPE. On July 24, 2023, the Company announced its commencement of IPTV and broadband business and Fintech business.

Remote Healthcare

In India, Lytus’ telemedicine business, through Lytus India, has commenced repurposing its existing local cable operator network infrastructure to set up local health centers and diagnostic centers (“LHCs”). We expect that typical services provided at LHCs will include ECGs, blood and urine testing.

With respect to remote healthcare, our initial plan is to focus on the sale and distribution of remote patient monitoring devices pre-installed with proprietary monitoring and reporting software developed by our Lytus Health division. We expect that these devices, sourced from various HIPAA and FDA compliant vendors, would be installed at the homes of the patients of participating physicians practices. Lytus Health currently has not developed any proprietary software that is deployed with patients in the United States.

We also expect Lytus Health’s business to focus on artificial intelligence, machine learning, and other capabilities that we believe are required to efficiently run a telemedicine business.

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Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company Status

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings,

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act,

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements, and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”). However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer Status

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4I under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As an exempted British Virgin Islands company to be listed on the NASDAQ Capital Market, we are subject to the NASDAQ Stock Market corporate governance listing standards. However, the NASDAQ Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the NASDAQ Stock Market corporate governance listing standards. For instance, we are not required to:

●	have a majority of the board to be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions for non-management directors;

●	obtain shareholder approval prior to the issuance of 20% or more of our common shares as a price that is less than the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)); and

●	have annual meetings and director elections.

Corporate Information

Our principal executive offices are located at Unit 1214, ONE BKC, G Block, Bandra Kurla Complex, Bandra East Mumbai, India 400 051, and our telephone number is +91-7777044778, where we conduct investment relations and to where we are shifting our headquarters and treasury operations. Our website address is www.lytuscorp.com. The information on or accessed through our website is not incorporated in this prospectus. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Lytus Technologies Holdings PTV. Ltd.

We have modified our earlier arrangement and have reorganized the business by only acquiring the Sri Sai business, whereas our initial arrangement was to acquire the 1.8 million subscriber base of Reachnet Cable Service Pvt. Ltd. and its revenue generating contracts. Under the modified arrangement, we own a controlling stake in Sri Sai’s business, and control the infrastructure hub that supports services. A more detailed discussion can be found in our financial statements included in our most recent Annual Report on Form 20-F filed with the SEC on August 15, 2024.

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THE OFFERING

Securities offered by the selling shareholders	1,429,480 common shares, consisting of (i) 1,177,778 common shares issuable upon conversion of the Notes, (ii) 237,416 common shares issuable upon exercise of the Warrants and (iii) 14,286 common shares

Common Shares outstanding prior to this offering	23,659,392 common shares

Common Shares outstanding after this offering	25,074,586 common shares (assuming the sale of the maximum number of common shares by the Selling Shareholders).(1)

Use of proceeds

We will not receive any of the proceeds from the sale by the Selling Shareholders of the Common Shares, although we will receive the exercise price of any Warrants not exercised by the Selling Shareholders on a cashless exercise basis.

Any proceeds received by us from the exercise of the Warrants will be used for general corporate purposes. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, we are unable to quantify the allocations of such proceeds among various potential uses.

We will bear all fees and expenses incident to our obligation to register the common shares. See section titled “Use of Proceeds” for more information.

Risk Factors	Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of certain factors to consider carefully before deciding to purchase any of our common shares.

Ticker symbols	Our common shares are listed on the NASDAQ Capital Market under the symbol “LYT”.

(1)	The number of Common Shares that will be outstanding immediately after this offering is based on the Common Shares outstanding as of December 26, 2024 and assumes full conversion of the Notes (with interest accruing to maturity) at the floor price of $1.00 and full exercise of the Warrants at the exercise price of $3.51. There is no guarantee that (i) the Notes will be converted into common shares, or (ii) that the Warrants will be exercised for common shares.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our common shares, you should carefully consider the following risks, as well as the risks and other information contained in our Annual Report on Form 20-F, including our historical financial statements and related notes included elsewhere in our Annual Report, and in our interim financial statements for the period ended September 30, 2023 contained in our Report on Form 6-K filed on April 11, 2024, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our securities. Refer to “Cautionary Note Regarding Forward-Looking Statements.” Also see sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” for more information.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to this Offering

The holders of Notes may, at its option, at any time, convert its Notes into, or exercise its Warrants for, common shares based on agreed-upon formulas. Any such conversion or exercise will result in significant dilution to our shareholders.

Our shareholders may experience significant dilution as a result of our issuance of the Securities. The initial conversion price of the Notes is equal to $3.25 and is subject to adjustment with a floor price of $1.00. The Warrants are exercisable for three years to purchase an aggregate of up to 237,416 common shares at an initial exercise price of $3.51, subject to adjustment under certain circumstances described in the Warrants and will expire on the three year anniversary of the date of issuance. See section titled “Description of Private Placement Transaction” for additional information. The issuance of material amounts of common shares by us pursuant to the conversion or exercise, as applicable, of these Securities would cause our shareholders to experience significant dilution in their investment in our company.

The Notes and the Warrants have anti-dilution provisions triggered by the issuance of our common shares and securities convertible or exercisable for common shares at prices below the then-current conversion price for such Notes or the then-current exercise price of such Warrants. Any such adjustments would increase the number of common shares issuable upon conversion or exercise of such securities, as the case may be, and increase the dilutive effect of such securities on our current shareholders.

The Notes have an initial conversion price of $3.25 per common share, and the Warrants had an initial exercise price of $3.51 per common share. The conversion price of the Notes and the exercise price of the Warrants are subject to adjustment (See section titled “Description of Private Placement Transaction” for additional information). Beginning the earlier of (i) 90 days after effectiveness of this registration statement, (ii) November 23, 2024 or (iii) the first date the Company permits an alternate conversion, the holders of the Notes have the option to convert up to all accrued interest under the Notes and up to 20% of the original principal amount of the Notes per calendar month at a price equal to the market price (the “Note Alternate Conversion Price”). The market price is 90% of the lowest volume weighted average price (“VWAP”) of our common shares during the five (5) trading days prior to the date of such conversion, but in no event less than the conversion floor price of $1.00. As of December 26, 2024, using the lowest price at which such securities may be converted on that date, the Notes and the Warrants have conversion or exercise prices of $3.25 and $3.51, respectively. In light of the fact that the Note Alternate Conversion Price can be 90% of the market price of our VWAP, the Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies.

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Dilution may result from the issuance of common shares underlying the Notes under the alternate conversion provision, which provides for the conversion of the Notes at a discount to the market price at the time of conversion, which may negatively impact the price of our common shares.

The holder of Notes has the option, beginning on the earlier of (i) ninety (90) calendar days after the initial effectiveness date of the first registration statement of the Company that registers the holder’s resale of the Conversion Shares, (ii) November 23, 2024, or (iii) the first date that the Company provides an irrevocable written notice to the holder permitting the holder to effectuate conversions, to convert up to all accrued interest under the Notes and up to 20% of the original principal amount of the Notes per calendar month at a price equal to the market price (the “Note Alternate Conversion Price”). The market price is 90% of the lowest volume weighted average price (“VWAP”) of our common shares during the five (5) trading days prior to the date of such conversion, but in no event less than the conversion floor price of $1.00. In light of the fact that the Note Alternate Conversion Price can be 90% of the market price of our VWAP, the Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies.

If the holder of Notes converts such Notes and then sells the common shares received from such conversions, the price of our common shares may decrease due to the additional common shares in the market. This could allow the noteholder to receive greater amounts of common shares, the sales of which would further depress the price of our common shares.

The 4.99% beneficial ownership cap on the Notes and Warrants does not prevent the holder of such Notes and Warrants from converting and selling some or all of the common shares it acquires and then converting or acquiring additional shares. Accordingly, the holder will be able to sell shares in excess of the 4.99% beneficial ownership cap while never holding more than 4.99% of our outstanding shares at a given time.

Any further issuances of our common shares may adversely affect the market price of our common shares.

We are filing this prospectus in accordance with the Registration Rights Agreement. Although the Purchase Agreement restricts our ability to issue additional debt, equity or equity-linked securities, we still have the ability to issue a significant number of additional common shares, including pursuant to existing agreements and in connection with employee and director compensation. Any further issuances, or the perception of further issuances, of our common shares or securities convertible or exercisable for our common shares may cause our share price to decline.

The agreements governing our outstanding securities, including the Purchase Agreement and the Notes, contain covenants that reduce our financial flexibility and could impede our ability to operate.

The agreements governing our indebtedness, including the Purchase Agreement, the Notes, and the Warrants each impose significant operating and financial restrictions on us. These restrictions will limit our and our subsidiaries’ ability to, among other things:

●	incur or guarantee additional debt or issue disqualified stock or preferred stock;

●	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

●	make certain investments;

●	incur certain liens;

●	enter into transactions with affiliates;

●	merge or consolidate; and

●	transfer or sell assets.

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In addition, such agreements subject us and our subsidiaries to covenants, representations and warranties. As a result of these restrictions, we will be limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to fund our operations, compete effectively or to take advantage of new business opportunities. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants. Our failure to comply with the restrictive covenants described above as well as the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date and may result in the acceleration of any other debt that is subject to an applicable cross-acceleration or cross-default provision. In the event our lenders or holders of the Notes accelerate the repayment of our borrowings, we may not have sufficient assets to repay that indebtedness or if we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected.

Our management team will have broad discretion over the use of the net proceeds from the common shares issued to the Selling Shareholders following their exercise of Warrants for cash, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from common shares issued to the selling shareholders following its exercise of Warrants for cash, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

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DESCRIPTION OF PRIVATE PLACEMENT TRANSACTION

On June 3, 2024, July 8, 2024, and December 23, 2024 we entered into securities purchase agreements (together, the “Purchase Agreement”) with Mast Hill Fund, L.P. (“Mast Hill”) and FirstFire Global Opportunities Fund, LLC (“FirstFire”, and together with Mast Hill, the “Investors”) as purchasers, pursuant to which we agreed to issue the Investors senior secured promissory notes in the aggregate principal amount of up to $3,888,889.00, with an aggregate purchase price of up to $3,500,000.00, common share purchase warrants for the purchase of up to 830,957 shares at an initial exercise price per share of $3.51, and up to 50,000 shares of common shares.

Pursuant to the Purchase Agreement, we agreed to issue the senior secured promissory notes, common shares purchase warrants and common shares to the Investors in multiple tranches. Under the first and second tranches, we issued each of Mast Hill and FirstFire (1) certain senior secured promissory note in the aggregate principal amount of $2,379,629.84 and $398,148.14, respectively; (2) common share purchase warrants to purchase from the Company 508,467 Common Shares and 85,074 Common Shares, respectively; and (3) 30,595 Common Shares and 5,119 Common Shares as commitment shares, respectively. Under the third tranche, on December 23, 2024, we issued each of Mast Hill and FirstFire a senior secured promissory note in the principal amount of $951,851.84 and $159,259.26, respectively (the “Notes”), common shares purchase warrants to purchase from the Company 203,387 Common Shares and 34,029 Common Shares (the “Warrants”), respectively, and 12,238 and 2,048 common shares (the “Commitment Shares” and together with the Notes and the Warrants, the “Securities”), respectively. The prospectus herewith is to register Common Shares underlying the Securities.

The Notes are our senior obligations and were issued with an original issue discount of 10%. The Notes bear six percent interest and if the Notes are not paid when due, the Notes will bear interest at the rate of the lesser of (i) eighteen percent per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid. The Notes will mature twelve months from their respective issue dates, which is December 23, 2025 for the third tranche Notes (the “Maturity Date”).

On the Maturity Date, we shall pay to the holder an amount in cash representing all outstanding principal and accrued and unpaid interest on such principal. At any time prior to the date that an Event of Default, as defined in the Notes, we have the right to prepay the outstanding principal and interest then due under the Notes.

The Notes provide that the holders thereof are entitled to, among other things, effectuate an Alternate Conversion such that beginning the earlier of (i) 90 days after effectiveness of this registration statement, (ii) November 23, 2024 or (iii) the first date the Company permits an alternate conversion, the holder of the Notes has the option to convert up to all accrued interest under the Notes and up to 20% of the original principal amount of the Notes per calendar month at a price equal to the market price (the “Note Alternate Conversion Price”). The market price is 90% of the lowest volume weighted average price (“VWAP”) of our common shares during the five (5) trading days prior to the date of such conversion, but in no event less than the conversion floor price of $1.00.

The Notes contain certain conversion limitations, providing that no conversion may be made if, after giving effect to the conversion, the holder, together with any of its affiliates, would own in excess of 4.99% of our outstanding common shares. This 4.99% beneficial ownership cap on the Notes and Warrants does not prevent the holder of such Notes and Warrants from converting or exercising, as applicable, and selling some or all of the common shares it acquires, and then converting or acquiring additional common shares; accordingly, the holder will be able to sell common shares in excess of the 4.99% beneficial ownership cap, while never holding more than 4.99% of our outstanding common shares at a given time. The Notes contain certain customary affirmative and negative covenants regarding the incurrence of indebtedness, the repayment of indebtedness, the payment of any dividend or other distribution and the transfer of assets, among other matters.

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If we issue, sell or grant (or issued, sold or granted as of the Issue Date) any option to purchase, or sell or grant any right to reprice, or otherwise dispose of, or issue (or sold or issued, as the case may be, or announces any sale, grant or any option to purchase or other disposition), any common shares or other securities convertible into, exercisable for, or entitle any person or entity the right to acquire, common shares in each or any case at an effective price per share that is lower than the then Conversion Price (the “Base Conversion Price”) then the Conversion Price shall be reduced to a price equal to the Base Conversion Price. If we grant, issue or sell (or enter into any agreement to grant, issue or sell), any common shares (including the issuance or sale of common shares owned or held by or for the account of the Company) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (“Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.

In addition, if we in any manner issue or sell or enter into any agreement to issue or sell, any common shares, options or convertible securities (any such securities, “Variable Price Securities”) after the issuance date of the Warrants that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for common shares at a price which varies or may vary with the market price of our common shares, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), then from and after the date we enter into such agreement or issue any such Variable Price Securities, the holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the exercise price upon exercise of the Warrants.

The Notes also contain certain customary events of default, including, among others, (i) if we fail to file and maintain an effective registration statement covering the common shares, and (ii) if our common shares are suspended from trading, halted from trading, and/or fail to be listed on the Nasdaq Capital Market. Upon the occurrence of an Event of Default, the Note shall become immediately due and payable, and we shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment multiplied by 150% (provided, however, that with respect to an Event of Default under Section 3.21 of this Note, the aforementioned reference to 150% shall instead be 175%) (collectively the “Default Amount”), as well as all costs, including, without limitation, legal fees and expenses, of collection, all without demand, presentment or notice, all of which hereby are expressly waived by the Borrower. Holder may, in Holder’s sole discretion, convert all or any portion of this Note (including the Default Amount) into Common Shares pursuant to the terms of this Note (for the avoidance of doubt, this shall apply even if such conversion occurs after the Maturity Date). The Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

In addition, we and the Investors entered into a Registration Rights Agreement, as amended on July 8, 2024 by that certain First Amendment (as amended, the “Registration Rights Agreement”), pursuant to which we agreed to register the Notes, the Warrants and the Commitment Shares. The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

In the Purchase Agreement, the Investors represented to us, among other things, that they are each an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities referred to above have been and will be issued and sold by us to the Investors in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

In connection with the Purchase Agreement, we entered into a security agreement (the “Security Agreement”) with the Investors pursuant to which we granted to the Investors a security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all the Company’s obligations under the Notes.

The foregoing is only a summary of the material terms of the Notes, the Warrants, the Purchase Agreement, the Registration Rights Agreement, the Security Agreement and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the Notes, the Warrants, the Purchase Agreement, the Registration Rights Agreement, and Security Agreement (as amended) is qualified in its entirety by reference to such agreements, which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, and 10.3 to our Report of Foreign Private Issuer on Form 6-K filed with the SEC on June 13, 2024 and as Exhibits 10.42 and 10.43 to our Registration Statement on Form F-1 filed with the SEC on July 12, 2024, which is incorporated by reference herein.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the Selling Shareholders of the Common Shares, although we will receive the exercise price of any warrants not exercised by the Selling Shareholders on a cashless exercise basis. Any proceeds received by us from the exercise of the Warrants will be used for general corporate purposes. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, we are unable to quantify the allocations of such proceeds among various potential uses. We will bear all fees and expenses incident to our obligation to register the common shares. See the section titled “Plan of Distribution” elsewhere in this prospectus for more information.

SELLING SHAREHOLDERS

The common shares being offered by the Selling Shareholders are the Commitment Shares and the common shares issuable to the Selling Shareholders upon conversion of the Notes and the exercise of the Warrants. For additional information regarding the issuance of the Notes, the Warrants and the Commitment Shares, see section titled “Description of Private Placement Transaction”. We are registering the Common Shares in order to permit the Selling Shareholders to offer the Common Shares for resale from time to time. Except for the ownership of the Notes, the Warrants, the Commitment Shares, and certain warrants issued to Mast Hill in connection with an equity purchase agreement dated June 3, 2024, and as amended on July 30, 2024, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the common shares held by the Selling Shareholders. The second column lists the number of common shares beneficially owned by the Selling Shareholders, based on the Selling Shareholders’ ownership of common shares, Notes and Warrants, as of December 26, 2024, assuming conversion of the Notes and exercise of the Warrants held by such Selling Shareholders on that date but taking account of any limitations on conversion and exercise set forth therein. The third column lists the common shares being offered by this prospectus by the Selling Shareholders and does not take in account any limitations on (i) conversion of the Notes set forth therein or (ii) exercise of the Warrants set forth therein.

In accordance with the terms of the Registration Rights Agreement with the holders of the Notes, the Warrants and the Commitment Shares, this prospectus generally covers the resale of the sum of the Commitment Shares and (i) the maximum number of common shares issued or issuable pursuant to the Notes, (ii) the maximum number of common shares issued or issuable upon exercise of the Warrants, in each case, determined as if the outstanding Notes, and Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the floor price or exercise price (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price and floor price of the Notes and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

Under the terms of the Notes and the Warrants, the selling shareholders may not convert the Notes or exercise the Warrants to the extent (but only to the extent) such selling shareholder or any of its affiliates would beneficially own a number of our common shares which would exceed 4.99% of our outstanding shares (the “Maximum Percentage”). The number of shares in the second column reflects these limitations. The Selling Shareholders may sell all, some or none of its shares in this offering. See section titled “Plan of Distribution” for additional information.

	Number of Common Shares Owned Prior to Offering(3)			Maximum Number of Common Shares to be Sold Pursuant to this	Number of Common Shares of Owned After Offering(5)
Name of Selling Shareholder	Number		Percent	Prospectus(4)	Number	Percent
Mast Hill Fund, L.P.(1)	832,238	(2)	3.52%	1,224,588	820,000	3.27%
FirstFire Global Opportunities Fund, LLC(6)	55,048		0.22%	204,892	53,000	0.21%

(1)	Patrick Hassani (“Mr. Hassani”), who is the manager of Mast Hill, has voting control and investment discretion over the securities reported herein that are held by Mast Hill. As a result, Mr. Hassani may be deemed to have beneficial ownership as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Mast Hill. The business address of Mast Hill is 150 Grossman Drive, Suite 205, Braintree, Massachusetts 02184.

(2)	This column lists the number of shares of our common shares beneficially owned by this selling shareholder as of December 26, 2024 after giving effect to the Maximum Percentage (as defined in the paragraph above). Without regard to the Maximum Percentage, as of December 26, 2024, this selling shareholder would beneficially own an aggregate of 2,044,588 of our common shares, consisting of (i) up to 1,008,963 common shares underlying the Note held by this selling shareholder, convertible at the floor price of $1.00 per share, all of which shares are being registered for resale under this prospectus, (ii) up to 203,387 shares underlying the Warrants held by this selling shareholder, all of which shares are being registered for resale under this prospectus, (iii) 12,238 Commitment Shares held by this selling shareholder, all of which are being registered for resale under this prospectus; and (iv) 820,000 Common Shares issued to this selling stockholder on December 23, 2024 pursuant to an equity purchase agreement dated June 3, 2024, as amended on July 30, 2024.

(3)	Applicable percentage ownership is based on 23,659,392 shares of our common shares outstanding as of December 26, 2024.

(4)	For the purposes of the calculations of Common Shares to be sold pursuant to the prospectus we are assuming (i) an event of default under the Notes has not occurred, that the Notes have accrued interest at the stated interest rate of 6% per annum through the maturity date of December 23, 2025 for the Notes based on a principal amount of $951,851.84 (Mast Hill tranche three Note), and that the Notes are converted in full at the Floor Price of $1.00 per share without regard to any limitations set forth therein, and (ii) that the Warrants, are converted in full without regard to any limitations set forth therein.

(5)	Represents the amount of shares that will be held by the selling shareholder after completion of this offering based on the assumptions that (a) all Commitment Shares and Common Shares underlying Note and Warrants registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other common shares are acquired or sold by the selling shareholder prior to completion of this offering. However, the selling shareholder is not obligated to sell all or any portion of the shares of our common shares offered pursuant to this prospectus. Applicable percentage ownership is based on 25,074,586 shares of our common shares outstanding after this offering.

(6)	Eli Fireman, Managing Member of FirstFire Global Opportunities Fund LLC, has sole voting and dispositive power over the shares held by or issuable to FirstFire Global Opportunities Fund LLC. Mr. Fireman disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The principal business address of FirstFire Global Opportunities Fund LLC is 1040 1st Avenue, New York, NY10022.

(7)	This column lists the number of shares of our common shares beneficially owned by this selling shareholder as of December 26, 2024 after giving effect to the Maximum Percentage (as defined in the paragraph above). Without regard to the Maximum Percentage, as of December 26, 2024, this selling shareholder would beneficially own an aggregate of 204,892 of our common shares, consisting of (i) up to 168,815 common shares underlying the Note held by this selling shareholder, convertible at the floor price of $1.00 per share, all of which shares are being registered for resale under this prospectus, (ii) up to 34,029 shares underlying the Warrants held by this selling shareholder, all of which shares are being registered for resale under this prospectus, (iii) and 2,048 Commitment Shares held by this selling shareholder, all of which are being registered for resale under this prospectus.

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PLAN OF DISTRIBUTION

We are registering the Commitment Shares and Common Shares issuable upon conversion of the Notes and exercise of the Warrants to permit the resale of these Common Shares by the Selling Shareholders from time to time after the date of this prospectus. We will not receive any proceeds from the sale of common shares by the Selling Shareholders of the Common Shares, although we will receive the exercise price of any Warrants not exercised by the Selling Shareholders on a cashless exercise basis. Any proceeds received by us from the exercise of the Warrants will be used for general corporate purposes.

The Selling Shareholders may sell all or a portion of the common shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell common shares under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Shareholders may transfer the Common Shares by other means not described in this prospectus. If the Selling Shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Common Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume. The Selling Shareholders may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

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The Selling Shareholders may pledge or grant a security interest in some or all of the Notes, Warrants or Common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholders and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

If the Selling Shareholders utilize a broker-dealer in the sale of the shares of Common Share being offered by this prospectus, such broker-dealer may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders, or commissions from purchasers of the shares of Common Share for whom they may act as agent or to whom they may sell as principal.

There can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

We will pay all expenses of the registration of the common shares pursuant to the Registration Rights Agreement, estimated to be $200,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Shareholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreement or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus, in accordance with the related registration rights agreement or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

Listing of Common Shares and Transfer Agent

Our common share is listed on Nasdaq and trades under the symbol “LYT.” The transfer agent for our common shares is VStock Transfer, LLC.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CCS Global Solutions, Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Pandya Juris LLP, our counsel as to India law, that the United States and the India do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in India, but will have to follow the procedure under the Civil Procedure Code of India.

We have been advised by McW Todman & Co., our counsel as to BVI law, that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in the BVI.

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TAX MATTERS APPLICABLE TO U.S. HOLDERS OF OUR COMMON SHARES

The following sets forth the material BVI, Indian and U.S. federal income tax matters related to an investment in our common shares. It is based on laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not address all possible tax consequences relating to an investment in our Common Shares.

WE URGE POTENTIAL PURCHASERS OF OUR COMMON SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON SHARES.

Indian Taxation

The discussion of Indian income tax below is based on the Income Tax Act, 1961 (the “Tax Act”). The profits are taxable at the corporate level and any dividend distribution is taxable at the shareholder level. Further, the arrangement or transactions entered into is subject to the provisions of General Anti-Avoidance Regulation and Specific Anti-Avoidance Regulations, wherever applicable.

There is no specific participation exemption.

Taxable income. Resident companies are subject to income tax on their worldwide income, including capital gains. A non-resident entity can be regarded as a foreign resident company when the place of effective management (“POEM”) is situated in India. The Finance Minister has issued guidelines on the POEM and the tax implications if the POEM is situated in India.

Corporate Tax Information

The corporate tax rate is determined under the Tax Act as below:

Tax rate	30% general corporate tax rate
25% if turnover is less than INR 4 billion in FY2018/19
22% for domestic company, without special deductions and 0% MAT
15% for domestic manufacture/research company, without special deductions
10% if patent is developed and registered in India
15% Minimum Alternate Tax (MAT) for domestic companies

Surtaxes	0% surcharge (SC) where total income does not exceed INR 10 million
7% SC where total income exceeds INR 10 million but is less than INR 100 million
12% SC where total income exceeds INR 100 million
4% health and education cess (HEC) in all cases

Corporate income is divided into the following heads:

●	income from house property;

●	income from a business or profession;

●	capital gains; and

●	income from other sources, e.g. dividends and other passive income.

The heads of income are mutually exclusive; income that is specifically chargeable under one head may not be charged under another head. For filing the income tax return, a taxpayer must quote the Aadhar number (unique identification number) and permanent account number (tax registration number), unless specifically excluded (such as non-residents and other taxpayers not required to file a tax return).

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Different deductibility rules apply to each head of income. The net results of each category are aggregated to obtain total income. Certain allowances (such as for losses and donations) are deducted from total income to derive the taxable total income, to which the tax rates in force are applied.

A dividend is then taxable in the hands of the applicable shareholder. The company distributing the dividend will have to deduct withholding tax on such dividend at a 20% rate, plus applicable surcharge and health cess. The Tax Act incentivizes business transactions undertaken through normal banking channels (other than cash) and prohibits cash receipts (income or not) exceeding INR 200,000 in the aggregate (i) from a person in a day, (ii) in respect of a single transaction, or (iii) in respect of transactions relating to one event or occasion from a person.

Under section 115-O of the Indian Income Tax Act, 1961, distributions of dividends paid by Indian company through March 31, 2020, are subject to a dividend distribution tax (DDT) at an effective rate of 20.56% (inclusive of the applicable surcharge of 12% and health and education cess of 4%). Repatriation of a dividend will not require Reserve Bank of India approval, subject to compliance and certain other conditions being met per the Indian Income Tax Act, 1961. The said provisions of Section 115-O shall not be applicable if the dividend is distributed on or after April 1, 2020. From April 1, 2020, the dividend distributed would now be taxable in the hands of the investors, the domestic companies shall not be liable to pay DDT.

Deductible expenses

In general, an expenditure must satisfy the following criteria in order to be deductible:

●	it must be of a revenue nature rather than of a capital nature;

●	it must be laid out or spent “wholly and exclusively” for purposes of the taxpayer’s business;

●	it must be laid out and spent during the relevant previous year;

●	it must not be incurred in respect of private expenses of the taxpayer;

●	it must not be specifically disallowed or restricted by the tax legislation, or covered by provisions relating to specifically permitted deductions; and

●	it must not be incurred for a purpose that is an offence or is prohibited by law.

The tax legislation also provides for specific deductions in respect of specified types of businesses.

Interest and royalties are generally deductible unless specifically disallowed. Dividends are not deductible expenses. The Tax Act restricts the deductibility of interest to 30% of EBITDA payable by the payer to a non-resident associated enterprise of more than Rs.10 million (approximately $132,000). The payer includes an Indian company and a permanent establishment of a non-resident company. Unabsorbed interest (as restricted pursuant to the above limitation) would be eligible to be carried-forward to the subsequent 8 years for set-off subject to an overall limit of 30% EBITDA. This provision is not applicable to banking and insurance businesses.

Capital gains

Broadly, gains from the disposal of capital assets are subject to tax. The tax treatment depends on the type of asset and the period for which the asset was held. A gain is classified as a long-term capital gain if the underlying asset was held for more than 3 years (more than 1 year, for listed shares as well as for certain units and bonds). The cost of assets resulting in long-term capital gains is indexed (increased) in accordance with the official inflation index. However, the Tax Act reduces the period of holding of unlisted shares and land/building from 36 months to 24 months for the purpose of determining a long-term capital asset.

The Tax Act clarifies that, for conversion of preference shares to equity shares, the period of holding of the said equity shares would include the period of holding as preference shares and the cost of acquisition of the said equity shares would be the cost of the preference shares.

Some long-term capital gains are exempt if reinvested in specified assets. A special regime may apply to assets acquired before specific dates.

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The tax rate applicable to long-term capital gains derived by domestic companies from the disposal of assets (except for listed securities) is 20% with cost indexation benefit and for listed shares (above Rs.100,000) is 10% without cost indexation benefit.

Short-term capital gains derived by domestic companies from the disposal of assets (other than securities) are taxed at the normal income tax rate of 30% and 15% in case of listed shares.

ITA provides for taxation of gifts in the hands of the recipient if any asset is transferred for inadequate or nil consideration, subject to specified exceptions.

Withholding taxes

Some withholding tax rates are set by the annual Finance Acts, while other rates which apply to specific types of income are set out in the tax legislation.

The surcharge and education cess apply to the withheld taxes described below.

Dividends

On distribution, a dividend is subject to withholding tax at 10% if the payment is to a resident and 20%, if the payment is to a non-resident, unless the benefit of a tax treaty is available to that non-resident.

Buy back distribution tax

Where a shareholder or holder of specified securities in a company receives consideration from the company in respect of a purchase by the company of its own shares or other specified securities held by that person, the difference between the acquisition cost and the consideration received is deemed to be a capital gain of that person in the income year in which the shares are purchased by the company and taxable at 20% tax rate. The shareholders are not exempt from tax.

BVI Taxation

The company and all distributions, interest and other amounts paid by the company in respect of the common shares of the company to persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any common shares, debt obligations or other securities of the company.

All instruments relating to transactions in respect of the common shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the company are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the company or its shareholders.

United States Federal Income Taxation

The following discussion describes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the common shares as of the date hereof. This discussion applies only to U.S. Holders (as defined below) that hold common shares as capital assets and that have the U.S. dollar as their functional currency. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of common shares and you are, for U.S. federal income tax purposes, any of the following:

●	an individual citizen or resident of the United States,

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

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●	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following does not represent a detailed description of the U.S. federal income tax consequences applicable to any particular investor or to persons subject to special tax treatment under the U.S. federal income tax laws, such as:

●	banks,

●	financial institutions,

●	insurance companies,

●	regulated investment companies,

●	real estate investment trusts,

●	broker-dealers,

●	traders that elect to mark to market,

●	U.S. expatriates,

●	tax-exempt entities,

●	persons liable for alternative minimum tax,

●	persons holding our common shares as part of a straddle, hedging, conversion or integrated transaction or constructive sale,

●	persons that actually or constructively own 10% or more of our stock by vote or value,

●	persons required to accelerate the recognition of any item of gross income with respect to the common shares as a result of such income being recognized on an “applicable financial statement” (as defined by the Code),

●	persons who acquired our common shares pursuant to the exercise of any employee common share option or otherwise as consideration for services, or

●	persons holding our common shares through partnerships or other pass-through entities for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Prospective purchasers that are partners of a partnership holding common shares should consult their tax advisors.

This discussion does not contain a detailed description of all the U.S. federal income tax consequences to a prospective purchaser in light of his, her or its particular circumstances and does not address the Medicare contribution tax on net investment income, U.S. federal estate and gift taxes, or the effects of any state, local or non-U.S. tax laws. Prospective purchasers are urged to consult their tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our common shares.

Taxation of Dividends and Other Distributions on our Common Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the common shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date actually or constructively received by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your common shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. However, we do not intend to calculate our earnings and profits in accordance with U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will generally be treated as a dividend. Such dividends will not be eligible for the dividends-received deduction allowed to corporations under the Code.

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With respect to non-corporate U.S. Holders, including individual U.S. Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation will be treated as a qualified foreign corporation for this purpose if the dividends are paid on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that the common shares (which we will apply to list on the NASDAQ Capital Market) will be readily tradable on an established securities market in the United States once they are so listed. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our common shares.

In addition, notwithstanding the foregoing, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a passive foreign investment company (a “PFIC”) in the taxable year in which such dividends are paid or in the preceding taxable year. As discussed under “- Passive Foreign Investment Company” below, we do not believe we were a PFIC for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or in the foreseeable future, although there can be no assurance in this regard.

A U.S. Holder may be subject to withholding taxes on dividends paid on our common shares. Subject to certain conditions and limitations (including a minimum holding period requirement), any withholding taxes on dividends may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the common shares will be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Taxation of Dispositions of Common Shares

For U.S. federal income tax purposes, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of common shares in an amount equal to the difference between the amount realized (in U.S. dollars) for the common shares and your tax basis (in U.S. dollars) in the common shares. Subject to the passive foreign investment company rules discussed below, such gain or loss will generally be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the common shares for more than one year, you will be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source gain or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

Based on the past and projected composition of our income and assets, and the valuation of our assets, we do not believe we were a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or in the foreseeable future, although there can be no assurance in this regard. In general, we will be a PFIC for any taxable year in which:

●	at least 75% of our gross income is passive income, or

●	at least 50% of the value of our assets (based on an average of the quarterly values of our assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

For this purpose, passive income generally includes dividends, interest, income equivalent to interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). Cash is treated as an asset that produces or is held for the production of passive income. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

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The determination of whether we are a PFIC is made annually after the close of each taxable year. As a result, we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. In particular, because we have valued our goodwill based on the market price of our common shares, our PFIC status will depend in large part on the market price of our common shares. Accordingly, fluctuations in the market price of the common shares may cause us to become a PFIC. In addition, composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. Although the determination of whether we are a PFIC is made annually, if we are a PFIC for any taxable year in which you hold common shares, you will generally continue to be subject to the special rules described below for all succeeding years during which you hold common shares (even if we do not qualify as a PFIC in such subsequent years). However, if we cease to be a PFIC, you may avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your common shares had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your own tax advisor about this election.

If we are a PFIC for any taxable year during which you hold common shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the common shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the common shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the common shares,

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year. The tax liability for amounts allocated to such years cannot be offset by any net operating losses for such years, and gains realized on the sale of the common shares cannot be treated as capital, even if you hold the common shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the special tax rules discussed above. If you make an effective mark-to-market election for the common shares, for each taxable year that we are a PFIC you will include in income an amount equal to the excess, if any, of the fair market value of the common shares as of the close of the taxable year over your adjusted basis in such common shares. You are allowed a deduction for the excess, if any, of your adjusted basis in the common shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of the net amount previously included in income as a result of the mark-to-market election. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the common shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the common shares, as well as to any loss realized on the actual sale or disposition of the common shares, to the extent that the amount of such loss does not exceed the net amount of previously included income as a result of the mark-to-market election. Your basis in the common shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Common Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), which includes the NASDAQ Capital Market. If the common shares are regularly traded on the NASDAQ Capital Market and if you are a holder of common shares, the mark-to-market election would be available to you were we to be or become a PFIC. However, there can be no assurance that the common shares will be traded in sufficient volumes to be considered “regularly traded” for purposes of the mark-to-market election. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the common shares are no longer regularly traded on a qualified exchange or other market, or the Service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

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Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to avoid the special tax rules discussed above. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

If we are a PFIC for any taxable year during which you hold common shares and any of our non-U.S. subsidiaries is also a PFIC, you will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. You will not be able to make the mark-to-market election described above in respect of any lower-tier PFIC. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

If you hold common shares in any year in which we are a PFIC, you will generally be required to file U.S. Internal Revenue Service Form 8621. You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our common shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our common shares and proceeds from the sale, exchange or other disposition of our common shares that are paid to you within the United States (and in certain cases, outside the United States) will be subject to information reporting to the U.S. Internal Revenue Service, unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend or interest income.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information.

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LEGAL MATTERS

The validity of the common shares and certain legal matters relating to the offering as to BVI law will be passed upon for us by McW Todman & Co. Certain matters as to U.S. federal law in connection with this offering will be passed upon for us by Manatt, Phelps & Phillips, LLP. Certain legal matters relating to the offering as to Indian law will be passed upon for us by Pandya Juris LLP.

EXPERTS

Our consolidated financial statements as of March 31, 2024, and for the fiscal year ended March 31, 2024, from our Annual Report on Form 20-F for the year ended March 31, 2024, have been so included in reliance on the report of Pipara & Co LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. We have not engaged our independent registered public accounting firm Pipara & Co LLP to perform any procedures on any unaudited condensed consolidated financial statement as given in this document.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, relating to this offering of securities. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement of which this prospectus forms a part. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish to the SEC, under cover of Reports of Foreign Private Issuer on Form 6-K, material information required to be made public by us or filed by us with and made public by any stock exchange or distributed by us to our shareholders. Such reports and other information filed with the SEC are available to the public over the internet at the SEC’s website at http://www.sec.gov. We also maintain an Internet website at www.lytuscorp.com. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 20-F for the fiscal year ended March 31, 2024, filed with the SEC on August 15, 2024 (the “Annual Report”);

●	our Current Reports on Form 6-K furnished by us to the SEC on February 15, 2024, April 11, 2024 and June 14, 2024; and

●	the description of our Common Shares contained in our Registration Statement on Form 8-A filed with the SEC on June 13, 2022, as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the year ended March 31, 2024, filed with the SEC on August 15, 2024, as further amended and supplemented by the description of our Securities contained in this prospectus under “Description of Capital Stock,” including any subsequent amendment or any report filed for the purpose of updating such description.

We will also incorporate by reference all subsequent Annual Reports on Form 20-F that we file with the SEC. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and the materials furnished on an earlier Form 6-K and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports. In all cases, you should rely on the later information over different information in this prospectus or any accompanying prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein. You should direct any requests for documents to:

Lytus Technologies Holdings PTV. Ltd.

Corporate Secretary

Unit 1214, ONE BKC, G Block, Bandra Kurla Complex, Bandra East

Mumbai, India 400 051

+91-7777044778

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LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

1,429,480 Common Shares

Prospectus

          , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1	Memorandum and Articles of Association of Lytus Technologies Holdings PTV. Ltd. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form F-1, filed with the SEC on April 1, 2021)
3.2	Extract of the Memorandum of Resolutions by the Directors (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form F-1, filed with the SEC on April 1, 2021)
3.3	Resolutions by the Directors (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form F-1, filed with the SEC on July 12, 2024)
4.1	Specimen Stock Certificate evidencing common shares (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-1/A, filed with the SEC on August 23, 2021)
4.2*	Form of Preferred Shares
4.3+	Form of Indenture for Senior Debt Securities
4.4+	Form of Indenture for Subordinated Debt Securities
4.5*	Form of Global Note for Senior Debt Securities
4.6*	Form of Global Note for Subordinated Debt Securities
4.7*	Form of Warrant Agreement and Warrant Certificate
4.8*	Form of Rights Agreement and Rights Certificate, if any
4.9*	Form of Unit Agreement and Unit Certificate
4.10	Form of Senior Secured Promissory Note, issued by the Company to the Investors (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed with the SEC on June 13, 2024)
4.11	Form of Common Warrant, issued by the Company to the Investors (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 6-K, filed with the SEC on June 13, 2024)
5.1+	Legal Opinion of Opinion of McW Todman & Co (BVI) regarding the validity of the securities being registered
5.2+	Opinion of Pandya Juris LLP regarding certain India law matters
10.1	Form of Securities Purchase Agreement, dated June 3, 2024, between the Company and the Investors (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 6-K, filed with the SEC on June 13, 2024)

10.2	Form of Registration Rights Agreement, dated June 3, 2024, between the Company and the Investors (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 6-K, filed with the SEC on June 13, 2024)
10.3	Form of Security Agreement, dated June 3, 2024, between the Company and the Investors (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 6-K, filed with the SEC on June 13, 2024)
10.4	First Amendment to the Registration Rights Agreement, dated July 8, 2024, between the Company and the Investors (incorporated by reference to Exhibit 10.42 of the Company’s Registration Statement on Form F-1, filed with the SEC on July 12, 2024)
10.5	First Amendment to the Security Agreement, dated July 8, 2024, between the Company and the Investors (incorporated by reference to Exhibit 10.43 of the Company’s Registration Statement on Form F-1, filed with the SEC on July 12, 2024)
21.1+	List of Subsidiaries of Lytus Technologies Holdings PTV. Ltd.
23.1	Consent of McW Todman & Co. (included in Exhibit 5.1)
23.2	Consent of Pandya Juris LLP (included in Exhibit 5.2)
23.3+	Consent of Pipara & Co LLP
24.1	Power of Attorney (included on the signature page hereto)
25.1**	Form T-1 Statement of Eligibility and Qualification of Trustee under the Senior Indenture under the Trust Indenture Act of 1939, as amended
25.2**	Form T-1 Statement of Eligibility and Qualification of Trustee under the Subordinated Indenture under the Trust Indenture Act of 1939, as amended
107+	Filing Fee Table

+	Filed herewith.

*	To be filed, if necessary, either by amendment to this registration statement or as an exhibit to a document to be incorporated by reference in this registration statement.

**	To be filed, if necessary, separately under the electronic form type 305B2 pursuant to Section 305(B)(2) of the Trust Indenture Act of 1939, as amended.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included by post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, or the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, United States on December 26, 2024.

Lytus Technologies Holdings PTV. Ltd.

By:	/s/ Dharmesh Pandya
Name:	Dharmesh Pandya
Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dharmesh Pandya his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates below.

Signature	Title	Date

/s/ Dharmesh Pandya	Director and Chief Executive Officer	December 26, 2024
Dharmesh Pandya	(Principal Executive Officer)

/s/ Shreyas Shah	Chief Financial Officer and Director	December 26, 2024
Shreyas Shah	(Principal Accounting and Financial Officer)

/s/ Rajeev Kheror	Director	December 26, 2024
Rajeev Kheror

/s/ Parvez Master	Director	December 26, 2024
Parvez Master

/s/ Robert M. Damante	Director	December 26, 2024
Robert M. Damante

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this registration statement or amendment thereto in the State of Florida, United States on December 26, 2024.

Lytus Technologies Holdings PTV. Ltd.

By:	/s/ Dharmesh Pandya
Name:	Dharmesh Pandya
Title:	Chief Executive Officer